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                                  EXHIBIT 21

                         Subsidiaries of the Registrant
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                                  Exhibit 21

                          Subsidiaries of Registrant



Parent
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PCB Holding Company


                                          Percentage       Jurisdiction or
Subsidiaries (a)                         of Ownership   State of Incorporation
---------------------------------------  -------------  ----------------------

Peoples Community Bank                       100%           United States

Peoples Building and Loan Association
 Service Corporation(b)                      100%           Indiana


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(a)   The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.
(b)   This is an inactive company owned directly by Peoples Community Bank.